REVOLVING NOTE




$3,000,000                                                      January 31, 1997


         FOR VALUE RECEIVED,  the undersigned,  MRS.  FIELDS' ORIGINAL  COOKIES,
INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of LASALLE NATIONAL BANK, a national banking association (the "Bank"), at the Bank's offices at 135 South LaSalle Street, Chicago, Illinois, or at such other place as the Bank may from time to time designate in writing, on December 31, 1997 and in lawful money of the United States of America and in immediately available funds, the principal sum of THREE MILLION DOLLARS ($3,000,000), or, if less, the aggregate unpaid principal amount of all advances made to the Borrower by the Bank pursuant to section 2.1 of the Loan Agreement (as hereinafter defined).

         This Revolving Note is referred to in and is executed and delivered pursuant to and evidences obligations of the Borrower under that certain Loan Agreement dated as of January 31, 1997, between the Borrower and the Bank (as the same may be amended, restated, modified or supplemented and in effect from time to time, the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid and for a statement of the Bank's remedies upon the occurrence of an Event of Default as defined therein. Capitalized terms used but not otherwise defined herein are used in this Revolving Note as defined in the Loan Agreement.

         The Borrower further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at the rate from time to time applicable to the Revolving Loans as determined in accordance with the Loan Agreement; provided, that upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the outstanding principal balance of this Revolving Note at the Default Rate as determined in accordance with the Loan Agreement. Interest on each Prime Loan shall be payable monthly in arrears on the last day of each month, commencing on the last day of February, 1997, and at maturity hereof. Interest on each LIBOR Loan hereunder shall be payable on the last day of the Interest Period applicable thereto, on the date of any principal repayment of such LIBOR Loan and at maturity hereof, as provided in the Loan Agreement. Interest shall be calculated on the basis of a 360-day year and shall be paid for the actual number of days elapsed.

                                                         -3-
         If a payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day (except as otherwise set forth with respect to LIBOR Loans in clause (ii) of the definition of Interest Period, which provides that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, then the last day of such Interest Period shall occur on the immediately preceding Business Day), and interest shall be payable thereon during such extension at the applicable rate specified above. Payments submitted to the Bank in funds not immediately available shall not be applied hereunder until collected and amounts outstanding hereunder shall continue to bear interest at the applicable interest rate described in the Loan Agreement. Any payment of interest hereon not paid when due shall, at the option of the Bank, be added to the principal amount hereof and thereafter bear interest at the applicable rate.

         In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Bank has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied or refunded in accordance with the terms of the Loan Agreement.

         The Bank shall have the exclusive right to apply and to reapply any and all payments hereunder against the Obligations of the Borrower in such manner, consistent with the Loan Agreement, as the Bank deems advisable.

         The Borrower hereby waives demand, presentment and protest, and notice of demand, presentment, protest and nonpayment. Except as otherwise provided in the Loan Agreement and the other Loan Documents, the Borrower also waives all rights to notice and hearing of any kind upon the occurrence of an Event of Default prior to the exercise by the Bank of its right to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

         No obligation of the Borrower hereunder shall be waived by the Bank except in writing. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy. No Event of Default shall be waived by Bank except in writing. No provision of this Revolving Note can be amended, modified, terminated, discharged or waived without the prior written consent of the Bank.

         THIS REVOLVING NOTE SHALL BE DEEMED TO HAVE BEEN MADE AT CHICAGO, ILLINOIS AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS. WHENEVER POSSIBLE EACH PROVISION OF THIS REVOLVING NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS REVOLVING NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS REVOLVING NOTE.

         Borrower may not assign its obligations under this Revolving Note without the prior written consent of the Bank. Whenever in this Revolving Note reference is made to the Bank or the Borrower, such reference shall be deemed to include, as applicable, reference to their respective successors and permitted assigns. The provisions of this Revolving Note shall be binding upon and shall inure to the benefit of such successors and permitted assigns. The Borrower's successors and permitted assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.


                                            MRS. FIELDS' ORIGINAL COOKIES, INC.,
                                                  a Delaware corporation



                                               By:/s/L. Tim Pierce
                                             Name:L. Tim Pierce
                                          Title:SVP and Chief Financial Officer